UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

BALANCE LABS, INC.
(Exact name of registrant as specified in charter)

Delaware	333-202959	47-1146785
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Lincoln Road, 4th Floor, Beach, Florida 33139

(Address of Principal Executive Offices) (Zip Code)

(305) 907-7600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per shares	BLNC	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No.1 to the Current Report on Form 8-K amends the 8-K that was filed by Balance Labs, Inc. on August 4, 2021, solely to note, as set forth in more detail below, that upon further review the Company does not need to file financial statements or pro forma information .

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 4, 2021by Balance Labs, Inc. (the “Company”), on June 15, 2021, (the “Effective Date”), a majority owned subsidiary of the Company, Krypto Ventures Inc. (formerly KryptoBank Co.), a Delaware corporation (“Krypto Ventures”), entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) W Technologies, Inc., a Delaware corporation (“W Tech”), (ii) each of the stockholders of Krypto Ventures (the “Krypto Ventures Stockholders”) and (iii) Aleksandr Rubin as the representative of the Krypto Ventures Stockholders (the “Stockholders’ Representative”). As a result of the Exchange, the Company now owns 46.1% of the issued and outstanding common stock of W Tech and the Company no longer owns any portion of Krypto Ventures Inc. outstanding common stock.

The Closing of the Share Exchange Agreement occurred on July 29, 2021. Pursuant to the terms of the Share Exchange Agreement, W Tech acquired 102,500,000 shares of Krypto Ventures’ common stock, representing 100% of the issued and outstanding capital stock of Krypto Ventures, in exchange for the issuance to the Krypto Ventures Stockholders of 233,474,958 shares of the W Tech’s common stock (the “Exchange”). Immediately prior to the closing of the Share Exchange Agreement, the Company owned 52,500,000 shares of common stock of Krypto Ventures which it exchanged for 119,584,736 shares of common stock of W Tech.

In connection with the transaction, the Company entered into a lockup agreement pursuant to which the Company agreed, among other things, that they will not sell or transfer (subject to certain customary exceptions) any shares of the W Tech’s Common Stock for a period of 12 months following the Closing, and also agreed not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the W Tech’s Common Stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of the W Tech’s Common Stock, whether any such transaction is to be settled by delivery of shares of the W Tech’s Common Stock or other securities, in case or otherwise; or (iii) publicly disclose the intention to do any of the foregoing actions.

Upon further review, the Company has determined that it does not need to include the financial statements of W Technologies or pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Balance Labs, Inc.
Date: October 8, 2021
/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer